EXHIBIT 99.3

PAINCARE ANNOUNCES LETTER OF INTENT TO ACQUIRE STATESVILLE PAIN ASSOCIATES IN NORTH CAROLINA

8/12/2003 Orlando, FL

Successful Pain Management Practice Administers Over 9600 Patient Visits Per Year and Expects To Generate Approximately $2 Million In Revenue and $1 Million in EBITDA in 2003

ORLANDO, FL—(PR Newswire)—August 12, 2003-PainCare Holdings, Inc. (AMEX:PRZ) today announced that the Company has signed a letter of intent to acquire Statesville Pain Associates, a pain management practice based in Statesville, North Carolina and led by pain specialists, Douglas Pritchard, M.D. and Bobby Kearny, M.D.

Serving historical Statesville and Iredell County, Statesville Pain employs a multidimensional and a multidisciplinary approach to minimizing a patient’s pain, restoring their ability to function and ultimately enabling them to enjoy a better quality of life. Administering over 9600 patient visits per year, the practice is expected to generate approximately $2 million in revenue and $1 million in EBITDA in 2003.

Randy Lubinsky, Chief Executive Officer of PainCare, noted, “This proposed combination with Statesville Pain presents PainCare with the opportunity to enhance its national network of pain management, spine surgery and orthopedic rehab centers with a very successful pain management practice operating in a highly desirable geographic market. Further, Drs. Pritchard and Kearny are viewed nationwide as pain care pioneers, having led various important medical studies in the field of pain management. Following the acquisition, assuming the transaction is consummated—of which no assurance can be given, we suspect that Statesville will play a meaningful role in helping PainCare to further establish the Company as a world class leader in the delivery of high tech pain care.”

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation.

Through strategic acquisitions and management service agreements, the Company is establishing a network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. Currently, PainCare owns and operates: Advanced Orthopaedics of South Florida, Inc., located in Lake Worth, Florida, that specializes in minimally invasive spine surgery; Rothbart Pain Management Clinic, Inc., one of the largest providers of pain management services in Canada; Spine One, P.C., a pain management practice specializing in minimally invasive spine procedures; and Pain & Rehabilitation Network, Inc., dba “The Pain Center,” an established pain management practice serving the Greater Jacksonville area in Florida, and led by Andrea M. Trescot, M.D., considered one of the leading pain management physicians in the country; Medical Rehabilitation Specialists II, P.A., an established physiatry and pain management practice located in Tallahassee, Florida, led by Kirk Mauro, M.D., one of the country’s leading physiatrists; and Associated Physicians Group (APG), a fully integrated pain management group practice serving the St. Louis Metro-East market.

In addition, PainCare operates a turnkey orthopedic rehabilitation program, marketed as MedX-Direct, MedX’ patented, proprietary, rehabilitation equipment to provide selected healthcare providers with an enhanced revenue stream into their practices.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent filings filed with the Securities Exchange Commission.

AT PAINCARE,

Stephanie Noiseux, Elite Financial Communications Group, LLC

407-585-1080 or via email at steph@efcg.net